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Exhibit (a)(1)(B)

NOTICE OF GUARANTEED DELIVERY
(Not to be Used for Signature Guarantee)

Offer to Purchase for Cash
Up to $15,000,000 in Value of Shares of its Common Stock
at a Purchase Price Not Greater Than $7.75 Nor Less Than $7.25 Per Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 17, 2010, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").

        As set forth in Section 3 of the Offer to Purchase, dated November 18, 2010 (the "Offer to Purchase"), you must use this notice of guaranteed delivery ("Notice of Guaranteed Delivery") (or a facsimile of it) to accept the Offer (as defined herein) if:

    (a)
    your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $.01 per share (the "Shares") of Tree.com, Inc., a Delaware corporation (the "Company"), to BNY Mellon Shareowner Services (the "Depositary") before the Expiration Date; or

    (b)
    the procedures for book-entry transfer as described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Date; or

    (c)
    time will not permit a properly completed and duly executed letter of transmittal ("Letter of Transmittal") and all other required documents to reach the Depositary before the Expiration Date.

        This Notice of Guaranteed Delivery (or a facsimile of it), signed and properly completed, must be delivered by mail, overnight courier or facsimile transmission so that the Depositary receives it before the Expiration Date. See Section 3 of the Offer to Purchase and Instructions 2 and 15 to the Letter of Transmittal.

The Depositary for the Tender Offer is:

BNY Mellon Shareowner Services

By First Class Mail:	By Facsimile Transmission:	By Registered, Certified or Express Mail,
BNY Mellon Shareowner Services Attn: Corporate Actions Department P.O. Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: 201-680-4626 Confirm Facsimile Transmission by Telephone Only: (201) 680-4860	By Overnight Courier or By Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY OR TO THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) FOR THE OFFER WILL NOT BE FORWARDED TO THE DEPOSITARY AND, THEREFORE, WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

        YOU CANNOT USE THIS NOTICE OF GUARANTEED DELIVERY FORM TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company the number of Shares indicated below, at the price per Share indicated below, net to the seller in cash, without interest and subject to applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, which together, as they may be amended or supplemented from time to time, constitute the "Offer," and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Number of Shares Being Tendered Hereby:                                      Shares*
*Unless otherwise indicated, it will be assumed that all Shares are to be tendered

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU
DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES.

(1)
SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER (See Instruction 5 of the Letter of Transmittal)

☐
The undersigned wants to maximize the chance of having the Company purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by the Company pursuant to the Offer (the "Purchase Price"). This action could result in receiving a price per Share of as low as $7.25.

—OR—

(2)
SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (See Instruction 5 of the Letter of Transmittal)

        By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price is less than the price checked below. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which the shareholder tenders Shares. You cannot tender the same Shares at more than one price, unless you have previously validly withdrawn those Shares at a different price in accordance with Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ $	7.25	☐ $	7.45	☐ $	7.65
☐ $	7.35	☐ $	7.55	☐ $	7.75

You WILL NOT have validly tendered your Shares
unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

2

ODD LOTS
(See Instruction 13 of the Letter of Transmittal)

        To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

On the date hereof, the undersigned either (check ONE box):

☐
is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of those Shares; or

☐
is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

3

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an "Eligible Guarantor Institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery of the Shares tendered hereby to the Depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three trading days (as defined in Section 3 of the Offer to Purchase) of the date hereof.

Name of Firm	Authorized Signature
Street Address	Name of Registered Holder (Please Print)
City, State and Zip Code	Title
(Area Code) Telephone Number	Date

NOTE:
DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

4

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  Exhibit (a)(1)(B)
Number of Shares Being Tendered Hereby: Shares* *Unless otherwise indicated, it will be assumed that all Shares are to be tendered
PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)